Exhibit 10.16

AMENDMENT TO MONITORING AGREEMENT

DATED OCTOBER 1, 2002

        WHEREAS, BLACKSTONE MANAGEMENT PARTNERS L.P., a Delaware limited partnership (“BMP” and HAYNES HOLDINGS, INC., a Delaware Corporation (“HHI”) and HAYNES INTERNATIONAL, INC. A Delaware corporation (“Opco”) entered into a MONITORING AGREEMENT (this “Agreement”) dated as of October 1, 2002.

        NOW, THEREFORE, in consideration of the foregoing recital and conditions contained in this Amendment, the parties hereto agree as follows:

1.	Effective January 1, 2003, Richard C. Lappin (“Lappin”) is serving as Chairman of the Board of HHI and Opco.

2.	HHI and Opco have agreed to pay to Lappin a monthly fee of $20,833.33 (the “Monthly Fee”) for such services and also to reimburse him for his reasonable out-of-pocket expenses (as defined in the Agreement).

3.	BMP, HHI and Opco agree that the amount of all Monthly Fees paid to Lappin by HHI and Opco during his tenure as Chairman will reduce the annual Monitoring Fee (as defined in the Agreement).

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

BLACKSTONE MANAGEMENT PARTNERS L.P. By: Blackstone Management Partners L.L.C., Its General Partner By: /s/ Chinh E. Chu /s/ Chinh E. Chu Name: Chinh E. Chu Title: Senior Managing Director	HAYNES HOLDINGS, INC.
By:  Haynes International, Inc.

By:  /s/  Calvin S. McKay

/s/  Calvin S. McKay
Name:  Calvin S. McKay
Title:  Vice President-Finance, CFO

HAYNES INTERNATIONAL, INC.
By:  /s/  Calvin S. McKay

/s/  Calvin S. McKay
Name:  Calvin S. McKay
Title:  Vice President-Finance, CFO